Exhibit 32.2

 CERTIFICATION BY CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Bryan L. Hughes, Chief Financial Officer of Winnebago Industries, Inc. (the "Company"), hereby certify that to my knowledge:

a.
The Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2019 (the "Report") of the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 26, 2019	By:	/s/ Bryan L. Hughes
Bryan L. Hughes
Vice President, Chief Financial Officer